Exhibit 99.2

Change in Fiscal Year End February 24, 2016

Special Note Regarding Forward Looking Statements 2 Certain matters discussed in this Presentation are “forward - looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward - looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward - looking statements. Such forward - looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, i n terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start - up costs due to the capital intensive nature of our businesses; (7) the effects of adverse weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; and (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward - looking statements and are cautioned not to place undue reliance on such forward - looking statements. The forward - looking statements made herein are made only as of the date of this Presentation and we undertake no obligation to publicly update such forward - looking statements to reflect subsequent events or circumstances.

Transitioning Fiscal Year End from May to December • The Marcus Corporation (MCS) changed its fiscal year end from the last Thursday in May to the last Thursday in December. – Better aligns the company’s financial reporting schedule with the peer groups in its industries. – Moves the company’s year - end closing activities outside of its busy summer season, enabling its associates to better manage their workload. 3

Transitioning Fiscal Year End from May to December • On February 24, 2016, the company reported its results for the 31 - week transition period from May 29, 2015 to December 31, 2015 ( the “Transition Period”), consisting of two 13 - week periods ended on August 27, 2015 and November 26, 2015 and a final 5 - week period ended on December 31, 2015. • Results from the T ransition P eriod will be compared to a 30 - week period from May 30, 2014 to December 25, 2014, consisting of two 13 - week periods ended on August 28, 2014 and November 27, 2014 and a final 4 - week period ended on December 25, 2014. • Fiscal 2016 will be a 52 - week period from January 1, 2016 to December 29, 2016. 4

Impact of Extra Week 5 • The T ransition P eriod benefited from an additional 31 st week of operations compared to the prior year 30 - week period. This additional week included the traditionally strong week for movie theatres between Christmas and New Year’s Eve. • The company estimates that the 31 st week during the Transition Period contributed approximately $17.4 million in revenues ($14.4 million - Theatres, $3.0 million - Hotels) and $6.2 million in operating income ($5.7 million – Theatres, $0.7 million – Hotels, $(0.2) million - Corporate) to its reported financial results. • After interest expense and income taxes, the company estimates that the 31 st week of operations during the Transition Period contributed approximately $3.6 million to net earnings, or $ 0.13 per diluted common share .

Comparative Financial Information 6 • The company has prepared the following unaudited financial information to assist investors in evaluating the impact the change in fiscal year may have on its future quarterly and annual operating results : – Consolidated Statements of Earnings for the 52 weeks Ended December 25, 2014, including applicable interim periods and selected segment information. – Consolidated Statements of Earnings for the 53 weeks Ended December 31, 2015, including applicable interim periods and selected segment information. • Actual results for the comparable periods in fiscal 2016 could differ materially from those experienced in the prior year periods and reflected in the above - described unaudited historical financial information. – The recast 14 - week 4 th quarter of the 2015 period included the benefits of the extra week described earlier. The 4 th quarter of fiscal 2016 will be a 13 - week period ending on December 29, 2016 (New Year’s Eve results will not be included in our fiscal 2016). – The recast 13 - week 1 st quarter of the 2015 period included the week between Christmas and New Year’s Eve because the 2014 period ended on December 25, 2014. As a result, comparisons of the 13 - week fiscal 2016 1 st quarter to the unaudited recast 13 - week 1 st quarter of 2015 will likely be negatively impacted by the fact that the fiscal 2016 period will not include the strong week between Christmas and New Year’s Eve.

THE MARCUS CORPORATION

Consolidated Statements of Earnings

Comparative Info - 52 Weeks Ended December 25, 2014 (Unaudited)

	13 Weeks Ended				52 Weeks Ended
(in thousands, except per share data)	March 27,	June 26,	Sept. 25,	Dec. 25,	Dec. 25,
	2014	2014	2014	2014	2014
Revenues:
Theatre admissions	$37,328	$38,362	$34,842	$37,456	$147,988
Rooms	21,201	28,609	33,684	25,452	108,946
Theatre concessions	21,745	22,745	21,433	23,680	89,603
Food and beverage	13,382	15,419	15,654	20,199	64,654
Other revenues	13,443	13,433	14,317	11,832	53,025
Total revenues	107,099	118,568	119,930	118,619	464,216

Costs and expenses:
Theatre operations	33,579	33,212	30,581	31,490	128,862
Rooms	9,887	10,620	11,470	10,186	42,163
Theatre concessions	6,056	6,369	5,859	6,660	24,944
Food and beverage	11,485	11,784	11,826	16,607	51,702
Advertising and marketing	5,709	6,573	6,871	6,854	26,007
Administrative	11,931	11,498	12,490	12,843	48,762
Depreciation and amortization	8,273	8,979	9,218	10,234	36,704
Rent	2,153	2,130	2,181	2,125	8,589
Property taxes	4,210	3,291	3,888	3,568	14,957
Other operating expenses	8,443	8,167	8,947	8,154	33,711
Total costs and expenses	101,726	102,623	103,331	108,721	416,401

Operating income	5,373	15,945	16,599	9,898	47,815

Other income (expense):
Investment income	385	236	26	21	668
Interest expense	(2,580)	(2,433)	(2,378)	(2,410)	(9,801)
Gain (loss) on disposition of property, equipment and other assets	(10)	(41)	111	(817)	(757)
Equity earnings (losses) from unconsolidated joint ventures, net	(144)	(41)	23	(93)	(255)
	(2,349)	(2,279)	(2,218)	(3,299)	(10,145)

Earnings before income taxes	3,024	13,666	14,381	6,599	37,670
Income taxes	2,726	5,560	5,646	2,703	16,635
Net earnings	298	8,106	8,735	3,896	21,035
Net earnings (loss) attributable to noncontrolling interests	(3,674)	97	(157)	45	(3,689)
Net earnings attributable to The Marcus Corporation	$3,972	$8,009	$8,892	$3,851	$24,724

Net earnings per common share attributable to The Marcus Corporation - diluted	$0.15	$0.29	$0.32	$0.14	$0.90

Weighted ave. shares outstanding - diluted	27,043	27,480	27,633	27,572	27,431

Selected Segment Data
Revenues:
Theatres	$62,595	$64,446	$59,279	$63,976	$250,296
Hotels & Resorts	44,398	53,826	60,500	54,501	213,225
Corporate	106	296	151	142	695
Total revenues	$107,099	$118,568	$119,930	$118,619	$464,216

Operating Income (loss):
Theatres	$11,841	$12,728	$10,194	$12,648	$47,411
Hotels & Resorts	(2,590)	6,237	9,895	945	14,487
Corporate	(3,878)	(3,020)	(3,490)	(3,695)	(14,083)
Total operating income	$5,373	$15,945	$16,599	$9,898	$47,815

THE MARCUS CORPORATION

Consolidated Statements of Earnings

Comparative Info - 53 Weeks Ended December 31, 2015 (Unaudited)

	13 Weeks Ended			14 Weeks Ended	53 Weeks Ended
(in thousands, except per share data)	March 26,	June 25,	Sept. 24,	Dec. 31,	Dec. 31,
	2015	2015	2015	2015	2015
Revenues:
Theatre admissions	$42,343	$46,047	$39,125	$48,736	$176,251
Rooms	20,686	29,448	33,641	26,082	109,857
Theatre concessions	26,834	29,813	26,027	32,407	115,081
Food and beverage	15,170	17,498	18,679	19,681	71,028
Other revenues	13,674	14,972	16,422	14,409	59,477
Total revenues	118,707	137,778	133,894	141,315	531,694

Costs and expenses:
Theatre operations	36,392	39,536	35,169	42,515	153,612
Rooms	9,780	11,129	11,155	10,344	42,408
Theatre concessions	7,071	8,281	7,700	9,227	32,279
Food and beverage	13,376	14,459	14,612	15,322	57,769
Advertising and marketing	5,369	5,789	6,152	6,619	23,929
Administrative	14,241	14,572	14,011	17,786	60,610
Depreciation and amortization	9,838	9,970	10,452	10,212	40,472
Rent	2,154	2,154	2,209	2,105	8,622
Property taxes	4,046	3,434	3,885	3,511	14,876
Other operating expenses	8,623	8,336	8,848	7,808	33,615
Impairment charge	316	2,603	-	-	2,919
Total costs and expenses	111,206	120,263	114,193	125,449	471,111

Operating income	7,501	17,515	19,701	15,866	60,583

Other income (expense):
Investment income (loss)	(22)	217	10	4	209
Interest expense	(2,319)	(2,356)	(2,386)	(2,534)	(9,595)
Gain (loss) on disposition of property, equipment and other assets	(252)	(495)	183	(669)	(1,233)
Equity earnings (losses) from unconsolidated joint ventures, net	(98)	(25)	2	(39)	(160)
	(2,691)	(2,659)	(2,191)	(3,238)	(10,779)

Earnings before income taxes	4,810	14,856	17,510	12,628	49,804
Income taxes	1,764	5,942	6,798	4,911	19,415
Net earnings	3,046	8,914	10,712	7,717	30,389
Net earnings (loss) attributable to noncontrolling interests	(191)	(103)	(159)	60	(393)
Net earnings attributable to The Marcus Corporation	$3,237	$9,017	$10,871	$7,657	$30,782

Net earnings per common share attributable to The Marcus Corporation - diluted	$0.12	$0.32	$0.39	$0.27	$1.10

Weighted ave. shares outstanding - diluted	27,753	27,866	27,898	27,957	27,924

Selected Segment Data
Revenues:
Theatres	$72,642	$79,797	$68,919	$85,293	$306,651
Hotels & Resorts	45,958	57,809	64,840	55,848	224,455
Corporate	107	172	135	174	588
Total revenues	$118,707	$137,778	$133,894	$141,315	$531,694

Operating Income (loss):
Theatres	$15,129	$17,397	$12,310	$18,073	$62,909
Hotels & Resorts	(3,605)	2,369	11,206	2,827	12,797
Corporate	(4,023)	(2,251)	(3,815)	(5,034)	(15,123)
Total operating income	$7,501	$17,515	$19,701	$15,866	$60,583